                                                                  Exhibit (a)(2)


                             LETTER OF TRANSMITTAL
             PURSUANT TO THE OFFER TO EXCHANGE DATED APRIL 9, 2001

                               TO TENDER OPTIONS
           TO PURCHASE SHARES OF COMMON STOCK OF CLARUS CORPORATION
             GRANTED ON OR AFTER NOVEMBER 1, 1999 FOR NEW OPTIONS

                   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
                 12:00 MIDNIGHT, EASTERN TIME, ON MAY 7, 2001,
                         UNLESS THE OFFER IS EXTENDED


To:  Clarus Corporation
     Attention:  Pam Ellis
     3970 Johns Creek Court, Suite 100
     Suwanee, Georgia  30024
     Telephone:  (770) 291-5394
     Facsimile:  (770) 291-4775

 DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH
    ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA E-MAIL WILL NOT CONSTITUTE A VALID DELIVERY.


     Pursuant to the terms and subject to the conditions of the Offer to Exchange dated April 9, 2001 and this Letter of Transmittal, I hereby tender the following options or portions thereof to purchase shares of common stock, par value $.0001 per share ("Option Shares"), outstanding under the Amended and Restated Stock Incentive Plan of Clarus Corporation, the Stock Incentive Plan of Software Architects International, Limited or the SQL 1992 Stock Option Plan, granted on or after November 1, 1999 (to validly tender such options or portions thereof you must complete the following table according to instructions 2 and 3 on page 4 of this Letter of Transmittal):

  Grant Date of                            Total Number of         Number of
  Option to be         Exercise Price      Shares Subject       Option Shares to
  Tendered (1)           of Option          to Option (2)        be Tendered (3)
  ------------           ---------          -------------        ---------------

  _____________        ______________      _______________      ________________
  _____________        ______________      _______________      ________________
  _____________        ______________      _______________      ________________
  _____________        ______________      _______________      ________________
  _____________        ______________      _______________      ________________

(1) List each option on a separate line even if more than one option was issued on the same grant date.
(2) Even if you are only tendering a portion of an option, provide the total number of Option Shares subject to the entire option in this column.
(3) If you are tendering all of the option shares for a particular option, write "all" under this column in the row for that option. If you are tendering a portion of the Option Shares subject to a particular option, provide the number of Option Shares being tendered under this column in the row for that option. You must tender a minimum of 200 Option Shares and must tender Option Shares in increments of 100 Option Shares.

To Clarus Corporation:

     Upon the terms and subject to the conditions set forth in the Offer to Exchange dated April 9, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Clarus Corporation, a Delaware corporation (the "Company"), the options to purchase shares ("Option Shares") of common stock, par value $.0001 per share, of the Company (the "Common Stock") specified in the table on page 1 of this Letter (the "Tendered Options") in exchange for "New Options," which are new options to purchase shares of Common Stock equal in number to the number of Option Shares subject to the Tendered Options or portions thereof that I tender hereby. All New Options will be subject to the terms of the Amended and Restated Stock Incentive Plan of Clarus Corporation (the "Incentive Plan") or the Stock Incentive Plan of Software Architects International, Limited (the "SAI Plan" and, collectively with the Incentive Plan, the "Plans"), as applicable, and to a new option agreement between the Company and me.

     Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Tendered Options.

     I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option agreement) and the Tendered Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

     The name and social security number of the registered holder of the Tendered Options appears below exactly as it appears on the option agreement or agreements representing the Tendered Options. By completing the table on page 1 of this Letter, I have indicated whether the Tendered Options represents all or less than all of the Option Shares subject to each such Option (a "Partial Tender"). In the appropriate boxes of the table, I have listed for each Tendered Option, the grant date of the Tendered Option, the exercise price, the total number of Option Shares subject to the Tendered Option and the number of Option Shares I am tendering.

     I understand and acknowledge that:

     (1) I may tender all or a portion of my options outstanding under the Plans granted on or after November 1, 1999 as long as a minimum of 200 Option Shares are tendered and Option Shares are tendered in increments of 100 Option Shares, and that I am not required to tender any of such options in the Offer. I must also tender any option I received within the six months immediately prior to the date the Tendered Options are accepted for exchange with an exercise price lower than the exercise price of any other options tendered.

     (2) All Tendered Options properly tendered prior to 12:00 midnight, Eastern time, on May 7, 2001, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"), and not properly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange.

     (3) Upon the Company's acceptance of the Tendered Options for exchange, I understand that the option agreement or agreements to which the Tendered Options are subject will be terminated and the options thereunder will be cancelled.
All New Options will generally be subject to the terms and conditions of the applicable plan under which the New Options are granted except that (a) New Options granted in exchange for options cancelled under the SQL Plan will be subject to the terms and conditions of the Incentive Plan, and the terms of a new option agreement between the Company and me, a copy of which I will receive after the New Options are granted and (b) New Options granted in exchange for options cancelled under the SAI Plan may be granted as incentive options under the Incentive Plan to the extent permitted by applicable law and regulations.

     (4) The New Options will not be granted until the first business day that is at least six months and one day after the date the Company accepts for exchange and cancels the Tendered Options and will have (a) an exercise price equal to the fair market value of the Company's common stock on the grant date, as determined by the last reported sale price during regular trading hours of the Company's common stock on the Nasdaq National Market on the grant date; and
(b) a vesting schedule of thirty-six equal monthly installments over the next three years.

     (5) I must be an employee of the Company or one of its subsidiaries from the date I tender the Tendered Options through the date the New Options are granted in order to receive the New Options, and, if for any reason I do not remain an employee, I will not receive any New Options or any other consideration for the Tendered Options.

     (6) By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

     (7) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options, and in any such event, the Tendered Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

     (8) All options that I choose not to tender for exchange or that are not accepted for exchange, assuming they are not required to be tendered for exchange as described in clause (1) above, shall remain outstanding and retain their current exercise price and vesting schedule.

     (9) By tendering options pursuant to the Offer, I will not be permitted to participate in the Company's second offer to exchange commencing on or around July 9, 2001.

     (10) The Company has advised me to consult with my own advisers as to the consequences of participating or not participating in the Offer.

     (11) I have read, understand and agree to all of the terms and conditions of the Offer.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

     THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

     I have read, understand and agree to all of the terms and conditions of the Offer.

     You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Tendering Options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

                              SIGNATURE OF OWNER


                              X____________________________________
                              (Signature of Holder or Authorized
                              Signatory--
                              See Instructions 1 and 4)

                              Date:  __________________, 2001

                              Print Name:__________________________

                              Capacity:____________________________

                              Address:_____________________________

                              _____________________________________

                              Telephone No.  (with area code):_____

                              Tax ID/Social Security No.:__________

                                 INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER


     1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter (or a facsimile thereof), and any other documents required by this Letter, must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date.

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. E-MAIL DELIVERY WILL NOT BE ACCEPTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, unless the Company accepts your tendered Options before 12:00 midnight, Eastern time, on May 7, 2001, you may withdraw your tendered Options at any time after May 7, 2001. To withdraw tendered Options you must deliver a Notice of Withdrawal, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the Tendered Options. Withdrawals may not be rescinded and any Tendered Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Tendered Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

     To change your election regarding particular tendered options while continuing to elect to tender some options, you must deliver a new Letter of Transmittal, with the required information, following the procedures described above. Upon the receipt of a new Letter of Transmittal, any previously submitted Letter of Transmittal will be disregarded and will be considered replaced in full by the new Letter of Transmittal.

     The Company will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2. Inadequate Space. If the space provided herein is inadequate, the information requested by the table on page 1 of this Letter regarding the Options to be tendered should be provided on a separate schedule attached hereto.

     3. Tenders. If you intend to tender options pursuant the Offer, you must complete the table on page 1 of this Letter by providing the following information for each Option that you intend to tender: grant date, exercise price, total number of Option Shares subject to the Option and number of Option Shares you are tendering. You may tender all or a portion of options outstanding under the Plans as long as a minimum of 200 Option Shares are tendered and Options Shares are tendered in increments of 100 Option Shares. If you tender any options, you must tender all options granted within six months prior to the date the Company cancels options accepted for exchange with an exercise price lower than the exercise price of any other options tendered.

     4. Signatures on This Letter of Transmittal. If this Letter is signed by the holder of the Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Options are subject without alteration, enlargement or any change whatsoever.

     If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

     5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Pam Ellis, at the address and telephone number given on the front cover of this Letter. Copies will be furnished at the Company's expense.

     6. Irregularities. All questions as to the number of Option Shares subject to Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: TO ACCEPT THE OFFER, THIS LETTER (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE. YOU MUST DELIVER A PROPERLY EXECUTED PAPER COPY OR FACSIMILE COPY OF THE DOCUMENTS. E-MAIL DELIVERY WILL NOT BE ACCEPTED.

     7. Important Tax Information. You should refer to Sections 13 and 14 of the Offer to Exchange, which contains important tax information.